Exhibit 10.32

1847 HOLDINGS LLC

590 Madison Avenue, 21st Floor New York, NY 10022

March 23, 2022

Via Email

Ms. Vernice Howard 127 Albany Place

Upper Marlboro, MD 20774

Email: vhoward@1847holdings.com

Re:	Letter Agreement Regarding the Assignment, Assumption,

and Amendment of the Employment Agreement of Vernice Howard

Dear Vernice:

You have been an employee of 1847 Holdings LLC since on or about September 7, 2021, according to terms in the September 7, 2021 offer letter to you (the “Employment Agreement”), a copy of which is attached hereto as Exhibit A for reference. As a result of recent administrative changes, 1847 Holdings LLC wishes to transfer your employment to its subsidiary, 1847 HQ Inc., such that you will be an employee of 1847 HQ Inc. and not of 1847 Holdings LLC. This transfer will not affect your compensation, title, or duties, all of which will remain the same. To effectuate this transfer, 1847 Holdings LLC wishes to assign all its rights and delegate all its obligations and liabilities under its Employment Agreement with you to 1847 HQ Inc., which wishes to assume all those obligations and liabilities, according to the terms in the numbered paragraphs below.

1.	Effective March 23, 2022, (the “Effective Date”), 1847 Holdings LLC (“Assignor”) assigns to 1847 HQ Inc. (“Assignee”) all of its rights under the Employment Agreement and delegates all of its obligations and liabilities under the Employment Agreement to Assignee, and Assignee assumes and becomes responsible for all of Assignor’s obligations and liabilities under the Employment Agreement.

2.	Vernice Howard (“Executive”) hereby consents to the assignment, delegation, and assumption of the rights, obligations, and liabilities under the Employment Agreement described in Paragraph 1 and to being, as of the Effective Date, an employee of Assignee and not of Assignor.

3.	Although Executive will be an employee of Assignee and not of Assignor as of the Effective Date, Executive will continue to be an officer of Assignor, specifically, its chief financial officer. For purposes of clarity, Executive will not be entitled to any additional compensation for serving as Assignor’s chief financial officer because the compensation, if any, to which Executive may be entitled for serving as such officer is included in Executive’s salary and other compensation provided for under the Employment Agreement.

4.	The original Employment Agreement is hereby amended as follows:

a.	References to “1847 Holdings LLC” in the original Employment Agreement are replaced with “1847 HQ Inc.”;

b.	The first and second sentences in the first paragraph of the original Employment Agreement are replaced with: “It is my privilege and pleasure to offer you the position of Chief Financial Officer with 1847 HQ Inc. (the ‘Company’), subject to the terms herein. As the Chief Financial Officer, your responsibilities include the financial reporting requirements of the Company’s parent, 1847 Holdings LLC (‘Parent Entity’), as well as the financials of the Company and the portfolio companies of the Parent Entity.”;

c.	References to “Company” in the original Employment Agreement are replaced with “1847 HQ Inc.,” except those references to “Company” in the bulleted section entitled “BASE SALARY,” which are instead replaced with “Parent Entity”; and,

d.	References to “subsidiaries” in the bulleted section entitled “NON-COMPETITION” of the original Employment Agreement are replaced with “affiliates.”

5.	For clarity, Assignor, Assignee, and Executive agree that the transactions contemplated by this letter agreement do not result in a termination or separation from service that entitles Executive to severance under the Employment Agreement.

6.	Each party to this letter agreement warrants and agrees that she or it has had an opportunity to consult with counsel of its own choosing before executing this agreement. This letter agreement may be executed in one or more counterparts, all of which together shall constitute but one agreement. This letter agreement may be modified only by a writing signed by all the parties hereto.

If the terms in the numbered paragraphs above are acceptable to you, please execute the enclosed copy of this letter in the space provided below to note your acceptance of those terms and return the letter to me. Assignor and Assignee have accepted those terms as of the Effective Date, as noted by their signatures below.

Regards,

1847 HOLDINGS LLC		1847 HQ INC.

By:	/s/ Ellery Roberts	By:	Ellery Roberts
	Ellery Roberts Chief Executive Officer		Ellery Roberts Chief Executive Officer

ACCEPTED AND AGREED TO AS OF THE EFFECTIVE DATE:

Vernice Howard	/s/ Vernice Howard	3/23/2022
Print Name	Signature	Date